EXHIBIT 5-1

                                      ____________, ____



   Arvin Industries, Inc.
   One Noblitt Plaza, Box 3000
   Columbus, IN 47202-3000

        RE:  ARVIN INDUSTRIES, INC. REGISTRATION STATEMENT ON FORM S-3

   Gentlemen:

             We have acted as counsel to Arvin Industries, Inc., an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration under the Act of up to $400,000,000 of (i) the Company's unsecured, senior and subordinated debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series ("Debt Securities"); (ii) Preferred Shares, no par value, of the Company in one or more series ("Preferred Shares"), which may be issued in the form of depositary shares ("Depositary Shares") evidenced by depositary receipts; (iii) Common Shares, $2.50 par value ("Common Shares"), of the Company and related rights to purchase Series C Junior Participating Preferred Shares of the Company; (iv) share purchase contracts to purchase Common Shares ("Share Purchase Contracts"); (v) share purchase units, each consisting of a Share Purchase Contract and a Debt Security or debt obligation of a third party, including a U.S. Treasury security, pledged to secure the holder's obligation to purchase Common Shares under a Share Purchase Contract ("Share Purchase Units"), (vi) warrants ("Warrants") to purchase any of the Debt Securities, Preferred Shares, Depositary Shares and Common Shares as designated by the Company; and (vii) any such Debt Securities, Preferred Shares and Common Shares as may be issuable on conversion of subordinated Debt Securities or Preferred Shares. The Debt Securities, Preferred Shares, Depositary Shares, Common Shares, Share Purchase Contracts, Share Purchase Units and Warrants are collectively referred to as the "Securities."

             The senior Debt Securities are to be issued under an indenture, dated as of July 3, 1990, and supplemented on March 31, 1994, between the Company and Harris Trust and Savings Bank, as trustee. The subordinated Debt Securities are to be issued under an indenture, to be entered into between the Company and the trustee to be named therein. (Each such indenture is referred to as an "Indenture" and, together, as the "Indentures.") The Depositary Shares are to be issued under one or more deposit agreements among the Company, the depositary named therein and the holders from time to time of the depositary receipts described therein (a "Deposit Agreement"). The Share Purchase Contracts and the Share Purchase



   Units are to be issued under one or more purchase contract agreements to be entered into between the Company and the purchase contract agent named therein (a "Purchase Contract Agreement"). The Warrants are to be issued pursuant to either a warrant agreement relating to warrants to purchase Debt Securities or a warrant agreement relating to warrants to purchase Common Shares, Preferred Shares or Depositary Shares, each such warrant agreement to be between the Company, as issuer, and a warrant agent (collectively, the "Warrant Agreements"). The Securities may be offered and sold pursuant to one or more underwriting agreements (each, together with any related schedule of terms, an "Underwriting Agreement") between the Company and the underwriters named therein, or as otherwise provided pursuant to the Registration Statement.

             In this regard, we have reviewed the Registration Statement and the exhibits thereto and have examined such other documents and made such investigation as we have deemed necessary in order to enable us to render the opinions set forth below. In rendering such opinions, we have assumed that (i) the Registration Statement will have become effective under the Act and the Indentures will have been qualified under the Trust Indenture Act of 1939, as amended, (ii) a Prospectus Supplement (a "Prospectus Supplement") relating to the Securities to be offered and sold as contemplated by the Registration Statement will be prepared, delivered and filed as contemplated by the Act, (iii) the Indenture with respect to the subordinated Debt Securities will have been authorized, executed and delivered by the trustee named therein, in substantially the form filed as an exhibit to the Registration Statement, (iv) each of the Indentures will represent the valid and binding obligation of the respective trustee,
   (v) each Deposit Agreement, Purchase Contract Agreement, Warrant Agreement and Underwriting Agreement, as applicable, will be executed and delivered in substantially the respective form filed as an exhibit to the Registration Statement, (vi) each Deposit Agreement will be authorized, executed and delivered by the depositary named therein and will represent a valid and binding obligation of the depositary, (vii) each Purchase Contract Agreement will be authorized, executed and delivered by the purchase contract agent named therein and will represent a valid and binding obligation of the purchase contract agent, (viii) each Warrant Agreement will be authorized, executed and delivered by the warrant agent named therein and will represent a valid and binding obligation of the warrant agent, and (ix) each Underwriting Agreement will be authorized, executed and delivered by or on behalf of the underwriters named therein and will represent a valid and binding obligation of each such underwriter.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana.

             2. The Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles and except that a claim in respect of any Debt Securities denominated other than in U.S. dollars may be converted into U.S. dollars at a rate of exchange prevailing at a date determined by applicable law), at such time as: (a) the board of directors of the Company or a duly authorized committee thereof (the "Board of Directors") shall have established by resolution, not inconsistent with the applicable Indenture, a series in which such Debt Securities are to be issued and the terms of such Debt Securities, and such series and terms shall have been set forth in an officers' certificate or established in a supplemental indenture in accordance with the requirements of the Indenture; and (b) the issuance and sale of such Debt Securities shall have been duly authorized by the Board of Directors, and such Debt Securities shall have been duly executed, authenticated, issued and delivered pursuant to the provisions of the applicable Indenture and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the agreed consideration therefor.

             3. At such time as: (a) the Board of Directors shall have established by resolution a series in which such Preferred Shares are to be issued and the terms of such Preferred Shares in accordance with the Indiana Business Corporation Law and the Company's Restated Articles of Incorporation, and an amendment to the Company's Restated Articles of Incorporation setting forth such terms shall have been filed with the Secretary of State of Indiana; and (b) such Preferred Shares are issued and sold pursuant to resolutions of the Board of Directors and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Shares covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable.

             4. When duly issued, authenticated and delivered pursuant to a Deposit Agreement that has been duly authorized, executed and delivered by the Company, against payment of the consideration fixed therefor by the Board of Directors and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, the Depositary Shares covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable.

             5. When duly issued and sold pursuant to resolutions of the Board of Directors and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the consideration fixed therefor by the Board of Directors, the Common Shares covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable and the related rights to purchase Series C Junior



   Participating Preferred Shares will be entitled to the benefits of the amended Rights Agreement incorporated by reference as an exhibit to the Registration Statement.

             6. The Share Purchase Contracts and the Share Purchase Units covered by the Registration Statement will be valid and binding obligations of the Company, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles) at such time as: (a) the Board of Directors shall have established by resolution the terms of the Share Purchase Contracts and the Share Purchase Units; (b) a Purchase Contract Agreement shall have been duly authorized, executed and delivered by the Company; and (c) the issuance and delivery of the Share Purchase Contracts and the Share Purchase Units shall have been duly authorized by the Board of Directors and the Share Purchase Contracts and the Share Purchase Units shall have been duly executed, authenticated, issued and delivered pursuant to a Purchase Contract Agreement and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the consideration therefor fixed by the Board if Directors.

             7. When duly issued, authenticated and delivered pursuant to a Warrant Agreement that has been duly authorized, executed and delivered by the Company, against payment of the consideration fixed therefor by the Board of Directors and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, the Warrants covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE



                                      By:   /s/ Frederick L. Hartmann
                                           ----------------------------
                                           Frederick L. Hartmann